                                  EXHIBIT 32.2

The following certification is provided by the undersigned Chief Financial Officer of First Busey Corporation on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.



                                  CERTIFICATION

I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that the accompanying Report of First Busey Corporation on Form 10-Q for the quarter ended September 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of First Busey Corporation as of and for the periods covered by the Report.



                                           /s/ Barbara J. Harrington
                                           -------------------------
                                           Barbara J. Harrington
                                           Chief Financial Officer



Date:  November 9, 2005









A signed original of this written statement required by Section 906 has been provided to First Busey Corporation and will be retained by First Busey Corporation and furnished to the Securities and Exchange Commission or its staff upon request.